Exhibit 99.2

1st Quarter 2008 Earnings Supplemental Information

LEXMARK

April 22, 2008

Safe Harbor Statement

The contents of this presentation that are not statements of historical fact are forward-looking statements and involve risks and uncertainties that are discussed in the Safe Harbor section of our earnings releases and SEC filings. Actual results may differ materially from such statements. Lexmark undertakes no obligation to update any forward-looking statements.

Key Messages For Investors

- Lexmark is focused on driving long-term value for its shareholders by strategically investing in technology, demand generation and brand development to enable the company to profitably capture supplies in high page-growth segments of the distributed printing market.
  - The business market segment continues to be quite profitable and is focused on growth in higher page-generating workgroup class lasers including monochrome lasers, color lasers, and laser MFPs.
  - The company is aggressively shifting its focus in the consumer market segment to geographic regions, product segments, and customers that generate higher page usage.
- Lexmark is taking actions to improve its cost and expense structure.
- Lexmark continues to maintain a strong financial position with good cash generation and a solid balance sheet, which positions it to invest in the future of the business and compete effectively even during challenging times.

LEXMARK

Key Points for 1Q08

- **Revenue was in line with expectation**
- **EPS greatly exceeded expectation due to overachievement in operating income primarily driven by fewer than expected inkjet units and better product mix**
- **Business market segment results about as expected**
  - Business segment revenue up slightly despite market weakness in the U.S.
    - Good growth in laser supplies
    - Revenue growth in all geographies except the U.S.
  - Lexmark's efforts to increase its presence in the high-growth color laser printer and color multifunction product (MFP) segments were advanced with receipt of several awards of excellence from respected testing labs and technology publications
- **Consumer market segment continuing to transition to new strategy**
  - Shift impacting units near term
  - Focused on heavier usage devices
    - Average unit revenue (AUR) up 15% reflecting new strategy, mix shift to high-end units
  - Strong wireless unit growth year to year
  - Lexmark introduced the new Professional Series and the new Home & Student inkjet line during 1Q08, further advancing the company's strategy to increase its penetration in higher-usage, higher-growth inkjet market segments. Good industry recognition and awards in the quarter for wireless and Professional Series inkjets
- **Restructuring on track**
  - Total cost of 2007 actions still expected to be about $90 million
  - Still expecting annual savings of $60 million once these actions are completed

LEXMARK

1ST Quarter Results

Revenue by Geography

(Dollars in millions)	2008	2007	% Change
United States	$ 488	$ 545	-10%
Europe	455	482	-6%
Other International	232	234	-1%
Total Revenue	$ 1,175	$ 1,261	-7%



U.S.
Europe
42%
39%
19%
Other International

Segment Revenue

(Dollars in millions)	2008	2007	% Change
Business	$ 741	$ 737	1%
Consumer	434	523	-17%
Total Revenue	$ 1,175	$ 1,261	-7%



Business
63%
37%
Consumer

Segment Operating Income

(Dollars in millions)	2008			2007			YTY Comparison	
	GAAP	Restructuring Related (1)	NON GAAP	GAAP	Restructuring Related (1)	NON GAAP	GAAP	NON GAAP
Business	$ 144	$ 0	$ 144	$ 154	$ 0	$ 154	-7%	-7%
Consumer	79	2	80	64	-3	61	22%	31%
Other	(100)	11	(89)	(97)	5	(92)	-3%	3%
Total Operating Income(2)	$ 122	$ 13	$ 135	$ 121	$ 2	$ 123	1%	9%

(1) Restructuring-related amounts include project costs. 2007 restructuring-related amounts are comprised of restructuring-related project costs of $6 million and a $4 million gain on the sale of the Rosyth, Scotland manufacturing facility.

(2) Totals may not foot due to rounding.

LEXMARK

1Q08 Revenue Compared to Last Year

Total revenue of $1.18 billion declined 7%

- Business segment revenue of $741 million grew 1%
  - Good growth in laser supplies
  - Revenue growth impacted by market weakness in U.S.
  - Laser unit shipments declined 8%
    - Strong growth in branded color laser products
  - Laser AUR was flat
- Consumer segment revenue of $434 million declined 17%
  - Inkjet unit shipments declined 42% primarily reflecting the company's previously announced strategy to aggressively shift its focus in the consumer market segment to geographic regions, product segments, and customers that generate higher page usage
  - Inkjet AUR increased 15% year to year impacted by a positive mix shift toward high-end inkjets
- Laser and inkjet supplies revenue declined 2%, about as expected. Laser supplies growth was more than offset by a decline in inkjet supplies
- Laser and inkjet printer revenue declined 18% primarily driven by a shift in inkjet strategy
- Revenue in the U.S. declined 10%, revenue in Europe declined 6%, and Other International revenue declined 1% primarily driven by the decline in the consumer market segment

1Q08 Margins Compared to Last Year

Gross profit margin 37.1%

- Excluding the restructuring-related costs, would have been 37.5%
- 1Q07 gross profit margin was 33.5%, or 33.7% excluding restructuring-related activities
- Non-GAAP gross profit margin grew 380 basis points principally due to a favorable product mix shift

Operating expense $313 million

- Excluding charges for restructuring-related costs, would have been $306 million
- 1Q07 operating expense was $302 million, or $301 million excluding restructuring-related activities
- Non-GAAP operating expense grew $5 million

Operating expense-to-revenue ratio 26.7%

- Excluding charges for restructuring-related costs, would have been 26.0%
- 1Q07 operating expense-to-revenue ratio was 23.9%

Operating income $122 million

- Excluding restructuring-related costs, would have been $135 million
- 1Q07 operating income of $121 million, or $123 million excluding restructuring-related activities
- Non-GAAP operating income grew $12 million driven by higher gross profit

Operating income margin 10.4%

- Excluding restructuring-related costs, would have been 11.5%
- 1Q07 operating income margin was 9.6%, or 9.8% excluding restructuring-related activities

Taxes & Earnings Compared to Last Year

1Q08 effective tax rate of 20.8%

- 1Q07 effective tax rate was 25.7%

1Q08 net earnings of $102 million

- Excluding after-tax restructuring-related activities, would have been $111 million
- 1Q07 net earnings were $92 million, or $94 million excluding after-tax restructuring-related activities

1Q08 EPS $1.07

- Includes $0.09 per share restructuring-related items
- GAAP EPS grew 12.5% year to year
- 1Q08 EPS would have been $1.16 excluding restructuring-related items
- 1Q07 EPS were $0.95, or $0.96 excluding $0.01 per share restructuring-related activities

LEXMARK

Cash Generation and Share Repurchase

Net cash provided by operating activities of $178 million in 1Q08

- Cash and current marketable securities were $879 million at quarter end
- Capital expenditures were $40 million in the quarter
- Depreciation / amortization was $51 million in the quarter
  - Includes $10 million restructuring-related accelerated depreciation
- Accounts receivable declined $63 million in the quarter
- Inventory declined $31 million in the quarter
- Accounts payable declined $70 million in the quarter

Share repurchase authorization remains at $295 million at quarter end, with no 1Q08 repurchases

LEXMARK

Expanding Inkjet Line To Target Higher-Usage Customers

Announced in March


The new Home & Student Series
Affordable, Easy Productivity.
Z2420
X3650
X4650

Key Features

Mobility

Wireless

Quick Connect Front Laptop Port




Fast and easy install
in as little as
10 MINUTES

Fast and Easy to Install

Announced in January


The new Professional Series
Ready for Business.
X4875
X5075
X6575
X9575

Key Features



Productivity

Fax

Paper Handling



Economy

2-Sided Printing

Mobility

Wireless

LEXMARK

Product Recognition in Key Segments Continues

Wireless Inkjet AIOs



X4875	X6570	X6575	X9575
Better Buys for Business Editor's Choice 2008	PC World Top 10 Printers	Better Buys for Business Editor's Choice 2008	BERTL Highly Recommended; Better Buys for Business Editor's Choice 2008

Mono Laser



E250dn	E350d/E352dn	E450dn
Better Buys for Business Editor's Choice 2008; BLI Highly Recommended	Better Buys for Business Editor's Choice 2008; BLI Highly Recommended; PC World	Better Buys for Business Editor's Choice 2008; BLI Pick of the Year

Color Laser



C500n	C530dn	C532n/C532dn
PC World Top 10 Printers	PC World Top 10 Printers; Better Buys for Business Editor's Choice 2008	cnet; Better Buys for Business Editor's Choice 2008



C780 Series	C782 Series	C935 Series
PC World Top 10 Printers	BLI Highly Recommended; Better Buys for Business Editor's Choice 2008; BLI Buyers Lab 2007 Pick	Better Buys for Business Innovative Product of the Year 2007; BLI Buyers Lab 2007 Pick

Laser Multifunction



X500n/ X502n	X560n	X644e	X854e	X945e
Macworld; PC World; PC Magazine	BERTL Highly Recommended	BLI Buyers Lab 2007 Pick	Better Buys for Business Editor's Choice 2007	BLI Buyers Lab 2007 Pick; BERTL Highly Recommended

LEXMARK

2007 Restructuring Actions

The restructuring plan announced in October 2007 includes:

- Completed closure of one of the company's inkjet supplies manufacturing facilities in Mexico and additional optimization measures at the remaining inkjet facilities in Mexico
- Reduction of business support cost and expense structure by further consolidating activity globally and expanding the use of shared service centers in lower-cost regions. The areas impacted are supply chain, service delivery, general and administrative expense, as well as marketing and sales support functions
- Focusing consumer segment marketing and sales efforts into countries or geographic regions that have the highest supplies usage

- These actions are still expected to impact approximately 1,650 positions by the end of 2008. Most of the impacted positions are being moved to lower-cost countries
- These 2007 actions are still expected to have a total pretax cost of approximately $90 million ($75 million cash cost)
  - The 2007 pretax cost was $34 million for the 2007 actions
  - The remaining pretax costs for the 2007 actions are expected to total $56 million, predominately incurred in 2008
- Total savings from the restructuring are still expected to be about $40 million in 2008, and to be approximately $60 million annually once these actions are completed
- In 1Q08, restructuring actions generated pretax cost of $13 million and savings of approximately $6 million

LEXMARK

Outlook

In the 2nd quarter of 2008, the company expects:

Revenue to be down year to year in the mid-single digit range

Gross profit margin(1) to be down versus 37.5% in 1Q08

Operating expense(1) to be up compared to the $306 million in 1Q08

Operating income margin(1) to be down from 11.5% in 1Q08

Effective tax rate to be approximately 26%

GAAP EPS of $0.54 - $0.64

- EPS of $0.65 - $0.75 excluding approximately $0.11 for restructuring-related activities
- GAAP EPS were $0.67 in 2Q07, or $0.65 excluding a net $0.02 per share benefit for restructuring-related activities

Full-year 2008 capital spending to be approximately $225 million

Full-year 2008 depreciation to be approximately $180 million

Note: (1) Non-GAAP, excludes restructuring-related amounts.

LEXMARK

Tables

GAAP to Non-GAAP Reconciliation Tables

Unit Trends, Revenue by Product

GAAP to Non-GAAP Reconciliation Table

	1Q08					1Q07						
	Gross Profit	Op Ex	Op Inc	Net Earnings	EPS	Gross Profit	Op Ex	Op Inc	Net Earnings	EPS	2Q07 EPS	2Q08 Guidance
GAAP	$435 37.1%	$313 26.7%	$122 10.4%	$102 8.7%	$1.07	$423 33.5%	$302 23.9%	$121 9.6%	$92 7.3%	$0.95	$0.67	$0.54-$0.64
Restructuring-Related[1]	$5	($7)	$13	$9	$0.09	$1	($1)	$2	$2	$0.01	($0.02)	$0.11
Non-GAAP[2]	$441 37.5%	$306 26.0%	$135 11.5%	$111 9.5%	$1.16	$424 33.7%	$301 23.9%	$123 9.8%	$94 7.5%	$0.96	$0.65	$0.65-$0.75

Note: Management believes that presenting the non-GAAP measures above is useful because they enhance shareholders' understanding of how management assesses the performance of the company's businesses. Management reviews the performance of the company's operating segments based on GAAP and non-GAAP measures which reflect income and expense items which are recurring in nature, and do not include the impact of actions that management believes are not reflective of the ongoing operation of the company. These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

(1) Restructuring-related amounts include project costs.

(2) Totals may not foot due to rounding.

LEXMARK

Unit Trends, Revenue by Product

Unit Trends

(Millions)	2005	2006	2007	2006 – 2007 Change
Laser Units	2.0	2.1	2.1	-3%
Inkjet Units	18.4	14.7	12.1	-18%

Revenue by Product

(Dollars in millions)	2006	2007	Change
Laser & Inkjet Printers	$ 1,663.0	$ 1,498.3	*-10%*
Laser & Inkjet Supplies	3,211.6	3,248.6	*+1%*
Other	233.5	227.0	*-3%*
Total Revenue	$ 5,108.1	$ 4,973.9	*-3%*

LEXMARK